SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20546


                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):       October 15, 1998


                            Caretenders Health Corp.
          (Exact name of registrant as specified in its charter)


                                   Delaware
              (State or other jurisdiction of incorporation)

                  1-9848                       06-1153720
         (Commission file number) (I.R.S. Employer Identification No.)


         100 Mallard Creek Road, Louisville, KY          40207
        (Address of principal executive offices)       (Zip Code)


                               (502) 899-5355
            (Registrant's telephone number, including area code)



Item 5.   Other Events

Prior to October 1, 1998 the Company managed two home health agencies operating in the Louisville, KY area, which were owned by Columbia/HCA. The Company also owns and operates a competing agency in Louisville. The Company performed the management services pursuant to management agreements scheduled to expire in February and June 2000. These services generated approximately $3 million of management fee revenues in the Company's most recent fiscal year, which ended March 31, 1998 and $1.3 million in the six months ended September 30, 1998. On September 30, 1998 Columbia sold the agencies to a third party and notified the Company that its services would no longer be needed for home health visits performed after that date. The Company believes that the contracts are non-cancelable in the event of a sale, and, accordingly, the Company believes that Columbia's action constitutes a breach of contract, for which the Company is entitled to monetary damages.

The Company is pursuing recovery of damages through litigation and through settlement discussions with Columbia. The Company is also attempting to mitigate the financial impact of the loss of these contracts through its company-owned agency also operating in the Louisville market. Due to the current status of events, the Company is unable to predict the ultimate outcome of this matter. The Company estimates that the loss of this business will lower its revenues by $1.2 million and its net income by $575,000 or $0.18 per share over the balance of the fiscal year ending March 31, 1999.

As indicated in the Company's filing on Form 10Q for the quarter ended June 30, 1998, the Company effected a restructuring of its operations on July 31, 1998 resulting in a reduction of operating costs totaling an estimated $7.0 million annually. This restructuring included substantial reductions in staff, closing certain unprofitable branch locations and the write-down of goodwill and deferred pre-opening costs. Management believes that this restructuring and other changes in the Company's operations, should enable the Company to operate profitably in the third and fourth quarters of this fiscal year even after the loss of the contract management services business described above.

All statements, other than statements of historical facts, included in this document, including the Company's ability to maintain operating costs at levels below reimbursements and the objectives and expectations of management for future operating results, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations with respect to internal matters reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially could include the Company's ability to achieve cost savings without negatively impacting operations; the impact of further changes in the Medicare reimbursement system, including the ultimate implementation of a prospective payment system; government regulation; health care reform; pricing pressures from third-party payors; and changes in laws and interpretations of laws relating to the healthcare industry. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filings on Forms 10-K and 10Q, in particular information under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company disclaims any intent or obligation to update its forward-looking statements.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Caretenders Health Corp.
                                       (Registrant)

                                        By:/s/C. Steven Guenthner
                                        ------------------------------
                                        C. Steven Guenthner
                                        Senior Vice President and Chief
                                        Executive Officer






Exhibit Index
  None.